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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-3 of our reports dated July 25, 1996 on our audits of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of June 30, 1996 and 1995 and for the three years in the period ended June 30, 1996. We also consent to the reference to our firm under the caption "Experts."

                                             COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 29, 1997